Exhibit 10.21

RESOURCES CONNECTION, INC.

2020 PERFORMANCE INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD PROGRAM

1.Establishment; Purpose.  This Non-Employee Director Restricted Stock Award Program (this “Program”) is adopted under the Resources Connection, Inc. 2020 Performance Incentive Plan, as amended from time to time (the “Plan”).  The purpose of this Program is to promote the success of the Corporation and the interests of its stockholders by providing members of the Board who are not officers or employees of the Corporation or any of its Subsidiaries (“Non-Employee Directors”) an opportunity to acquire an ownership interest in the Corporation and more closely aligning the interests of Non-Employee Directors and stockholders.  Except as otherwise expressly provided herein, the provisions of the Plan shall govern all awards made pursuant to this Program.  Capitalized terms are defined in the Plan if not defined herein.

2.Participation.  Awards under this Program shall be made only to Non-Employee Directors and shall be further subject to such other terms and conditions set forth therein.  A restricted stock award under this Program shall be evidenced by an award agreement substantially in the form attached hereto as Exhibit A.  If a Non-Employee Director has elected to receive stock units pursuant to the Corporation’s Directors Deferred Compensation Plan (the “Deferred Compensation Plan”), such stock units shall be governed by the terms and conditions of the Deferred Compensation Plan, the Non-Employee Director’s applicable election(s) under the Deferred Compensation Plan, and the provisions of this Program (which, together, shall constitute the award agreement as to those stock units).  The Administrator may require a Non-Employee Director to execute the award agreement evidencing his or her award grant under this Program as a condition to the effectiveness of such grant.

3.Annual Restricted Stock Awards.

3.1Initial Award for New Directors. Upon first being appointed or elected to the Board after the date on which the Board approves this Program, each Non-Employee Director who has not previously served on the Board shall be granted automatically (without any action by the Board or the Administrator) a restricted stock award, the date of grant of which will be the date such Non-Employee Director is first appointed or elected to the Board.  The number of shares subject to each such restricted stock award will be determined by dividing the pro rata portion of the Annual Non-Employee Director Award of $100,000 (with the proration based on the number of calendar days in the calendar year that the director will serve as a Non-Employee Director) by the per-share closing price of the Common Stock on the date of grant (rounded down to the nearest whole share).

3.2Subsequent Annual Awards.  For each calendar year during the term of the Plan commencing in 2021, each Non-Employee Director shall be granted automatically (without any action by the Board or Administrator) a restricted stock award (or, if the Non-Employee Director has so elected in accordance with the terms of the Deferred Compensation Plan, stock units under the Deferred Compensation Plan), the date of grant of which will be such first trading day in January of such calendar year.  The number of

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shares subject to each such award will be determined by dividing $100,000 by the per share closing price of the Common Stock on the date of grant (rounded down to the nearest whole share).  An individual who was previously a member of the Board, who then ceased to be a member of the Board for any reason, and who then again becomes a Non-Employee Director shall thereupon again become eligible to be granted an award under this Section 3.2.

3.3Transfer Restrictions.  Restricted stock awards granted pursuant to this Section 3 shall be subject to the transfer restrictions set forth in Section 5.6 of the Plan. For purposes of clarity, the Administrator has not approved any transfer exceptions with respect to the restricted stock in accordance with Section 5.6.2 of the Plan.

4.Vesting.  Each award granted under Section 3 above (including stock units credited under the Deferred Compensation Plan) and all rights or obligations under this Program (and the Deferred Compensation Plan as to stock units credited thereunder) shall be subject to termination as provided below.  Subject to Sections 5, 6 and 7 hereof, each award granted under Section 3 shall vest, and restrictions shall lapse, with respect to 25% of the total number of shares (or units, as the case maybe) subject thereto (subject to adjustment under Section 6) on each of the first, second, third and fourth anniversaries of the date of grant of the award; provided that regular cash dividends (including dividend equivalents for regular cash dividends as to stock units credited under the Deferred Compensation Plan) shall be fully vested.

5.Termination of Directorship.  If a Non-Employee Director’s services as a member of the Board terminate for any reason, whether with or without cause, voluntarily or involuntarily (the date of such termination is referred to as the Non-Employee Director’s “Severance Date”), then any award granted to the Non-Employee Director pursuant to Section 3 above (including stock units credited under the Deferred Compensation Plan) and outstanding on the Non-Employee Director’s Severance Date shall terminate on that date to the extent not previously vested (except in the event of mandatory retirement as provided below).  If any unvested shares of restricted stock, or stock units credited under the Deferred Compensation Plan, are terminated hereunder, such restricted stock or units, as the case may be, shall automatically terminate and be cancelled as of the Severance Date without payment of any consideration by the Corporation and without any other action by the Non-Employee Director, or the Non-Employee Director’s beneficiary or personal representative, as the case may be.

In the event that a Non-Employee Director ceases to be a member of the Board due to his or her mandatory retirement as required under the Corporation’s mandatory retirement policy as then in effect for members of the Board, each award granted to such Non-Employee Director under Section 3 above that is outstanding and otherwise unvested immediately prior to such retirement shall become fully vested and nonforfeitable upon the Non-Employee Director’s Severance Date as a result of such mandatory retirement.

Notwithstanding the preceding provisions of this Section 5, if a Non-Employee Director ceases to be a member of the Board (regardless of the reason) but, immediately thereafter, is employed by the Corporation or one of its Subsidiaries, then his or her Severance Date shall not occur until the first date that he or she is not a member of the Board and is not employed by the Corporation or one of its Subsidiaries.

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The vesting schedule set forth in Section 4 requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the award, except as otherwise expressly provided above.  Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Non-Employee Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided above.

Nothing contained in this Program constitutes a service commitment by the Corporation, confers upon a Non-Employee Director any right to remain in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Non-Employee Director’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of a Non-Employee Director without his or her consent thereto.

6.Adjustments.  Shares of restricted stock subject to awards granted under this Program shall be subject to adjustment as provided in Section 7.1 of the Plan, but only to the extent that such adjustment is consistent with adjustments to shares of restricted stock held by persons other than executive officers or directors of the Corporation (to the extent that persons other than executive officers or directors of the Corporation then hold shares of restricted stock).  The grant levels reflected in Section 3 above shall be automatically adjusted upon the record date for any stock split, reverse stock split, or stock dividend to give effect to such change in capitalization unless otherwise provided by the Board in the circumstances, and may be adjusted in the discretion of the Board in any other circumstances contemplated by Section 7.1 of the Plan.

7.Acceleration and Possible Early Termination. Upon the occurrence of a Change in Control Event (as such term is defined below), each award granted under Section 3 above (including stock units credited under the Deferred Compensation Plan), to the extent such award is then outstanding, shall become immediately vested and nonforfeitable in full.  Each restricted stock award shall be subject to adjustment pursuant to Section 7 of the Plan in connection with such event.

For purposes of this Section 7, a “Change in Control Event” means any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

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(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then- outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

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8.Maximum Number of Shares; Amendment; Administration.  If award grants otherwise required pursuant to this Program would otherwise exceed any applicable share limit under Section 4.2 of the Plan, such grants shall be made pro-rata to directors entitled to such grants.  The Board may from time to time amend this Program without stockholder approval; provided that no such amendment shall materially and adversely affect the rights of a Non-Employee Director as to an award granted under this Program before the adoption of such amendment.  This Program does not limit the Board’s authority to make other, discretionary award grants to Non-Employee Directors pursuant to the Plan.  The Plan Administrator’s power and authority to construe and interpret the Plan and awards thereunder pursuant to Section 3.1 of the Plan shall extend to this Program and awards granted hereunder.  As provided in Section 3.2 of the Plan, any action taken by, or inaction of, the Administrator relating or pursuant to this Program and within its authority or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

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EXHIBIT A

RESOURCES CONNECTION, INC.

2020 PERFORMANCE INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD PROGRAM DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of _______ (the “Award Date”) by and between Resources Connection, Inc., a Delaware corporation (the “Corporation”), and ________ (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the Non-Employee Director Restricted Stock Award Program (the “Program”), adopted under the Resources Connection, Inc. 2020 Performance Incentive Plan, as amended from time to time (the “Plan”), the Corporation hereby grants to the Director, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Program and the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.Grant. Subject to the terms of this Award Agreement and of the Program, the Corporation hereby grants to the Director an Award with respect to an aggregate of _____ restricted shares of Common Stock of the Corporation (the “Restricted Stock”).

3.Vesting.  Subject to the terms of the Program and Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse, in percentage installments as set forth in Section 4 of the Program.  The Board reserves the right to accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, deems appropriate and any such acceleration shall be effective only when set forth in a written instrument executed by an officer of the Corporation.

4.Continuance of Service.  The vesting schedule set forth in Section 4 of the Program requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the terms of the Program or the Plan.

Nothing contained in this Award Agreement, the Program or the Plan constitutes a service commitment by the Corporation, confers upon the Director any right to remain in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Director’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Director without his or her consent thereto.

5.Dividend and Voting Rights.  After the Award Date, the Director shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to the terms of the Program or Section 8 below.

6.Restrictions on Transfer.  Prior to the time that they have become vested pursuant to Section 3 hereof, the terms of the Program or Section 7 of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to transfers described in Section 5.6.3 of the Plan.

7.Stock Certificates.

(a)Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Director with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b)Certificates to be Held by Corporation; Legend.  Any certificates representing shares of Restricted Stock that may be delivered to the Director by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Resources Connection, Inc.  A copy of such Agreement is on file in the office of the Secretary of Resources Connection, Inc.”

(c)Delivery of Certificates Upon Vesting.  Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof, the terms of the Program or Section 7 of the Plan and the satisfaction of any and all related tax withholding obligations pursuant to Section 10, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Director a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 10).  The Director (or the beneficiary or personal representative of the Director in the event of the Director’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof.  The shares so delivered shall no longer be restricted shares hereunder.

(d)Stock Power; Power of Attorney.  Concurrently with the execution and delivery of this Award Agreement, the Director shall deliver to the Corporation an executed stock power in the form attached hereto as Appendix A, in blank, with respect to such shares. The Corporation shall not deliver any share certificates in accordance with this Award Agreement unless and until the Corporation shall have received such stock power executed by the Director.  The Director, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Director’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan, the Program or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

8.Effect of Termination of Services.  Subject to Sections 5 and 7 of the Program, if the Director ceases to provide services to the Corporation or a Subsidiary (the date of such termination of service is referred to as the Director’s “Severance Date”), the Director’s shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 hereof, the terms of the Program or Section 7 of the Plan upon the Severance Date (regardless of the reason for such termination of service, whether with or without cause, voluntarily or involuntarily, or due to death or disability).  Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the Severance Date, without any other action by the Director (or the Director’s beneficiary or personal representative in the event of the Director’s death or disability, as applicable).  No consideration shall be paid by the Corporation with respect to such transfer.  The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer.  The Director (or the Director’s beneficiary or personal representative in the event of the Director’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

9.Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Sections 6 and 7 of the Program, the

Administrator shall make adjustments in accordance with such sections in the number and kind of securities that may become vested under the Award.  If any adjustment shall be made under Section 6 or Section 7 of the Program or an event described in Section 7.2 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock.  Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding.  To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

10.Tax Withholding. Subject to Section 8.1 of the Plan, upon any vesting of the Restricted Stock, the Corporation shall have the right to automatically withhold and reacquire the appropriate number of whole shares of Restricted Stock, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting at the minimum applicable withholding rates.  In the event that the Corporation cannot satisfy such withholding obligations by withholding and reacquiring shares of Restricted Stock, or in the event that the Director makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such vesting of any Restricted Stock or such Section 83(b) election.

11.Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Director is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12.Plan; Program. The Award and all rights of the Director under this Award Agreement are subject to the terms and conditions of the provisions of the Program and the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Program, the Plan and this Award Agreement.  In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Program or the Plan, the terms and conditions of the Program or the Plan, as applicable, shall govern.  The Director acknowledges having read and understanding the Program, the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Program or the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Program or the Plan after the date hereof.

13.Entire Agreement.  This Award Agreement, the Program and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Program may be amended pursuant to Section 8 of the Program.  The Plan may be amended pursuant to Section 8.6 of the Plan.  This Award Agreement may be amended by the Board from time to time.  Any such amendment must be in writing and signed by the Corporation.  Any such amendment that materially and adversely affects the Director’s rights under this Award Agreement requires the consent of the Director in order to be effective with respect to the Award.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

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IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

RESOURCES CONNECTION, INC., a Delaware corporation

By:

Print Name:

Its:

DIRECTOR

Signature

Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Director Restricted Stock Award Agreement by Resources Connection, Inc., I, _____________________________________, the spouse of the Director therein named, do hereby join with my spouse in executing the foregoing Director Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Program and the Plan.

Dated:   ________________, 20__

Signature of Spouse

Print Name

APPENDIX A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Director Restricted Stock Award Agreement between Resources Connection, Inc., a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of ___________ , 20__, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate __________ shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s)  to which this instrument is attached, and hereby irrevocably constitutes and appoints __________  as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated __________, ______

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Director Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)